UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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ADTRAN Holdings, Inc.
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May 1, 2026

RE: ADTRAN Holdings, Inc. (“Adtran” or the “Company”)

2026 Annual Meeting of Stockholders – May 13, 2026

Proposal 1 (Election of Directors)

Dear Adtran Stockholders,

On behalf of the Company’s Board of Directors, I am writing to ask for your support by voting in accordance with the recommendations of our Board of Directors on all of the proposals included in our proxy statement, which was filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 27, 2026 and is available at both https://materials.proxyvote.com/00486H and the “SEC Filings” section of our website at https://investors.adtran.com (the “Proxy Statement”).

We are requesting your support on Proposal 1 – the Election of Directors, and we specifically request you vote “FOR” H. Fenwick Huss, Gregory J. McCray, Jacqueline H. Rice, and Nikos Theodosopoulos in addition to the other director nominees.

It has come to our attention that Institutional Shareholder Services (“ISS”) has recommended that stockholders vote against the re-election of the members of the Audit Committee – H. Fenwick Huss, Gregory J. McCray, Jacqueline H. Rice, and Nikos Theodosopoulos, with ISS citing the persistence of material weaknesses in the Company's internal control over financial reporting over multiple years.

We understand why this issue has been raised, and we take it seriously. Below, we want to share the facts about what our Audit Committee has accomplished, what has changed, and why we believe continued oversight by these directors is in the best interest of our stockholders: (1) we have taken remedial actions to address our outstanding material weaknesses and continue to test the related controls that we have already implemented; (2) we timely filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which included the report of our independent registered public accounting firm; (3) we have made significant organizational investments to enhance our control environment; (4) Glass Lewis has recommended that stockholders vote “FOR” the re-election of the members of the Audit Committee; and (5) our experienced Audit Committee provides significant and effective oversight over the financial reporting process at the Company, and continued oversight of the Company’s remediation efforts by the Audit Committee members who are closely familiar with the material weaknesses is critical.

1. We have taken remedial actions to address our outstanding material weaknesses and continue to operate and test the related controls that we have already implemented

The Company has taken remedial actions to address the material weaknesses in its internal control over financial reporting that are currently outstanding. These material weaknesses include:

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The Company did not design and maintain effective controls in response to the risks of material misstatement. Specifically, changes to existing controls or the implementation of new controls have not been sufficient to respond to changes to the risks of material misstatement to financial reporting. This material weakness contributed to the following additional material weakness.
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The Company did not design and maintain effective controls over financial statement preparation, presentation and disclosure commensurate with its financial reporting requirements. Specifically, Adtran did not design and maintain effective controls over the presentation and disclosure of transactions, including non-controlling interest.

To remediate such material weaknesses, the Company completed the following activities during the second half of 2025:

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The global identification and reassessment of all key risks, processes and controls.
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Increased training and awareness of control activities, and increased scrutiny of control performance and documentation standards.
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Hired additional resources, enhancing global leadership in the Accounting function, and strengthening the overall technical skill set and capacity.
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Enhanced existing controls over the review of the Company’s consolidated financial statements, and in the fourth quarter of 2025 completed the implementation of additional financial statement review controls.

Based on testing performed, management has determined these enhanced and additional controls have continued to operate effectively through the first quarter of 2026. While these material weaknesses cannot be considered remediated until the applicable controls have operated for a sufficient period of time and continue to be successfully tested, management believes that the continued operation of the activities outlined above in subsequent reporting periods will be effective in remediating such material weaknesses.

2. We timely filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which included the report of our independent registered public accounting firm

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 was timely filed, and the consolidated financial statements and internal control over financial reporting were audited by the Company’s independent registered public accounting firm, as evidenced by that firm’s report included therein. For additional details, see Part II, Item 8 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 26, 2026.

3. We have made significant organizational investments to enhance our control environment

Over the course of the past 15 months, in addition to the remediation efforts described above, the Company introduced new leadership to its accounting, financial reporting and internal audit teams, which we believe has contributed to an enhanced control environment. Among other enhancements, this includes the hiring of the individuals serving in the below listed roles. These efforts were overseen by the Audit Committee.

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Senior Vice President and Chief Financial Officer—senior executive and Certified Public Accountant with over 25 years of experience with responsibility for global public company accounting, finance and financial reporting and oversight of matters related to the Sarbanes-Oxley Act, including our remediation plans. The individual in this role has deep global experiences in leading accounting and finance organizations including building teams, transforming accounting operations and building effective control environments.
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Vice President and Global Corporate Controller—experienced leader and Certified Public Accountant with over 30 years of experience focused on ensuring compliance with global accounting standards, the Sarbanes-Oxley Act and deep internal control domain, public company and SEC financial reporting experience.
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Vice President of Global Internal Audit—experienced leader who successfully completed the Certified Public Accountant exam and has over 30 years of experience with responsibility for the oversight and support of the design and monitoring of internal control over financial reporting across organizations. The individual in the role has deep experience working with control matters and the remediation of control deficiencies. This role is considered independent as defined by The Institute of Internal Auditors’ Global Internal Audit StandardsTM, and the individual has a direct reporting line to the Audit Committee.

These appointments reflect the rigor, seriousness, and commitment with which management and our Audit Committee are addressing our control environment.

4. Glass Lewis has recommended that stockholders vote “FOR” the re-election of the members of the Audit Committee

Glass Lewis has recommended that stockholders vote “FOR” the re-election of each of the members of the Audit Committee. Specifically, Glass Lewis noted the following: “In its most recent annual report, the Company discloses that its internal control over financial reporting are not effective as of December 31, 2025 as a result of material weaknesses that remain in its accounting controls and procedures. The Company has, however, remediated several previously disclosed material weaknesses. Further, the Company has provided stockholders with an updated remediation plan that clearly outlines the Company’s progress toward remediating the material weaknesses.” Glass Lewis further stated, “The audit committee has demonstrated responsiveness to this issue and has outlined a credible remediation plan.”

5. Our experienced Audit Committee provides significant and effective oversight over the financial reporting process at the Company, and continued oversight of the Company’s remediation efforts by the Audit Committee members who are closely familiar with the material weaknesses is critical

The Audit Committee is responsible for, among other items, fulfilling its oversight responsibilities with respect to: (i) the Company’s financial reports and other financial information provided by the Company to the public or filed with the SEC; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the Company’s systems of internal control regarding finance, accounting and legal compliance that have been established by management and the Board of Directors; (iv) the qualifications, independence, and performance of the Company’s independent auditors; (v) the performance of the Company's internal audit function and independent auditors; and (vi) the Company’s auditing, accounting, and financial reporting processes generally. Our Audit Committee has provided critical oversight of management’s remediation efforts described above. From the time each material weakness was identified, the Audit Committee has been regularly apprised of and has actively overseen management’s remediation priorities, set expectations for pace and rigor, and maintained regular oversight of testing results and remediation efforts, with regular substantive communications and discussions with management, internal audit and the Company’s independent auditors.

H. Fenwick Huss, Gregory J. McCray, Jacqueline H. Rice, and Nikos Theodosopoulos bring diverse thinking, financial expertise and critical sets of experiences to the Board of Directors and Audit Committee as follows:

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H. Fenwick Huss (Audit Committee Chair) retired from Baruch College, a senior college of The City University of New York, in December 2022, where he served as the Willem Kooyker Dean of the Zicklin School of Business from July 2014. He also served as a tenured Professor in Baruch’s Stan Ross Department of Accountancy. He previously served as Dean of the J. Mack Robinson College of Business at Georgia State University from 2004 to 2014. Prior to his appointment as Dean, Dr. Huss was Associate Dean from 1998 to 2004 and Director of the School of Accountancy at Georgia State from 1996 to 1998, and on the faculty since 1989. He also served on the faculty of the University of Maryland as an assistant professor from 1983 to 1989 and is a visiting professor at the Université Paris 1 Pantheon-Sorbonne. Dr. Huss brings the point of view of academia and, in particular, the information and new concepts that develop in the business school environment. Dr. Huss also has extensive experience and knowledge of financial accounting and corporate finance and management experience in the academic environment.

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Gregory McCray is an experienced executive with more than 30 years of business, marketing, sales, engineering, operations, mergers and acquisitions, management and international experience in the communications technology industry. Since August 2024, Mr. McCray has served as the CEO of PBE Axell, a global company that provides communications systems, monitoring/tracking products, and proximity avoidance systems for industrial, commercial, and public safety markets. Prior to that, Mr. McCray held numerous management and executive roles, including: Chairman and CEO of FDH Infrastructure Services, an engineering, technology, and science company that develops products and software to monitor and inspect infrastructure assets (May 2018 to May 2024); CEO of Google Fiber, a provider of fiber broadband internet service (2017); CEO of Aero Communications Inc., which provides installation, services and support to the communications industry (2013 to 2016); CEO of Antenova, a developer of antennas and radio frequency modules for mobile devices (2003 to 2012); Chairman and CEO of PipingHot Networks, which brought broadband fixed wireless access equipment to market (2001 to 2002); and Senior Vice President of customer operations at Lucent Technologies, where he managed the Customer Technical Operations Group for Europe, the Middle East and Africa (1996 to 2000). Mr. McCray has also served on the board of directors of Belden Inc (NYSE: BDC), where he serves on the Finance Committee and the Nominating and Corporate Governance Committee, since February 2022; DigitalBridge Group, Inc. (NYSE: DBRG), where he serves as a member of the Nominating and Corporate Governance Committee and Chairman of the Compensation Committee, since January 2021; and FreeWave Technologies (a private Industrial IoT company) since 2019. Previously, Mr. McCray served as a director of CenturyLink, Inc. (NYSE: CTL), the third largest network operator in America, from January 2005 to February 2017, where he served as chairman of the Cyber Security & Risk Committee from 2015 to 2017. Mr. McCray holds a Bachelor of Science degree in Computer Engineering from Iowa State University and a Master of Science degree in Industrial & Systems Engineering from Purdue University. He has also completed executive business programs at Harvard, INSEAD, and the University of Illinois. He was inducted into the Iowa State University Engineering Hall of Fame in 2022. Mr. McCray’s qualifications include his extensive experience as an executive and senior manager in the telecommunications and technology industries during the course of his career, as well as his experience as a director of publicly held companies.

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Jacqueline H. (Jackie) Rice has served as Chief Legal Officer and Corporate Secretary of MillerKnoll, Inc. (NASDAQ: MLKN), a design and manufacturing company that researches, designs and manufactures interior furnishings for use in various environments, including residential, office, healthcare and educational settings, since May 2025. Previously, she served as General Counsel and Corporate Secretary of MillerKnoll, Inc. from February 2019 to May 2025. Prior to joining MillerKnoll, Inc., Ms. Rice served as Principal of RH Associates, a global consulting firm providing legal, risk and compliance advisory services for clients across all industries and geographies, from January 2018 to January 2019. From 2014 to 2017, Ms. Rice served as Target Corporation’s (NYSE: TGT) Executive Vice President and Chief Risk and Compliance Officer with responsibility for enterprise and vendor risk, corporate security and corporate compliance and ethics. Prior to joining Target, she served as Chief Compliance Officer and legal counsel of General Motors (NYSE: GM) from 2013 to 2014 and Executive Director, Global Ethics and Compliance of General Motors from 2010 to 2013. Ms. Rice served on the board of directors of the Michigan West Coast Chamber of Commerce for a four-year term from 2021 until 2024. Ms. Rice graduated from the University of Detroit Mercy School of Law, where she was editor-in-chief of the Law Review, and she obtained her undergraduate degree from James Madison College at Michigan State University. Ms. Rice’s qualifications include her legal background and her experience with governance, compliance, ethics and risk management for large, publicly held corporations.

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Nikos Theodosopoulos served as chairman of the supervisory board of Adtran Networks from January 2015 until August 2022. He has served on the board of directors of Hercules Capital, Inc., a specialty finance company in the technology, life sciences and sustainable and renewable technology industries, since 2023. Mr. Theodosopoulos also previously served on the boards of Arista Networks (NYSE: ANET), a computer networking company, from March 2014 to June 2023 and Harmonic Inc. (NASDAQ: HLIT), a global provider of broadband access solutions and video delivery software, products, system solutions and services, from March 2015 to August 2022. Since August 2012, Mr. Theodosopoulos has served as an independent director, advisor and consultant in the technology and financial services industries through his advisory firm, NT Advisors LLC. From 1994 through 2012, he was an equity research analyst, primarily at UBS Group AG, an investment bank and financial services company, covering the technology sector, where he eventually served as Managing Director, Global Technology Strategist and Technology Sector Head of U.S. Equity Research. Prior to his career in investment banking, he spent 10 years at AT&T Network Systems and Bell Laboratories. He holds a Master of Business Administration from New York University, a Master of Science from Stanford University, and a Bachelor of Science from Columbia University. Mr. Theodosopoulos has been a member of the Board of Directors since the closing of the Company’s business combination with Adtran Networks SE (formerly ADVA Optical Networking SE) in July 2022. The skills that Mr. Theodosopoulos brings to the Board of Directors are instrumental to our achievement of synergies and global strategy going forward. Additionally, Mr. Theodosopoulos brings his experience in the technology industry and his vast public board experience, including Chairman, Audit Committee Chair, and Compensation Committee Chair roles.

During the fiscal years ended December 31, 2025 and 2024, the Audit Committee met eight (8) times and eleven (11) times, respectively. At least quarterly, the Audit Committee reviewed the status of internal control testing and remediation of the material weaknesses. During each of these meetings, the Audit Committee met in private sessions with the Company’s auditors, as well as with our Chief Financial Officer. These private sessions included further discussion of the status of the remediation of the material weaknesses each quarter. Furthermore, the Audit Committee ensured that the Company was dedicating sufficient funds to the remediation of the material weaknesses. With the Audit Committee’s oversight, the Company has made significant progress in improving its internal control environment, including the remediation of certain material weaknesses as of December 31, 2025. We believe that the continued operation of the remediation activities that have been implemented to date will be effective in remediating the remaining material weaknesses. Such material weaknesses cannot be considered remediated until the applicable controls have operated for a sufficient period of time and management has concluded that, through testing, these controls are operating effectively. Continued oversight of the remediation of the remaining material weaknesses by the Audit Committee, who are the members of our Board of Directors most closely familiar with the Company’s internal control environment and remediation efforts, is critical. We believe the care and attention that our Audit Committee has given and will continue to give to this remediation process will contribute to a stronger internal control environment in the future. The Company has developed significant momentum under their oversight during the past year. Therefore, electing H. Fenwick Huss, Gregory J. McCray, Jacqueline H. Rice, and Nikos Theodosopoulos is in the interests of both the Company and our stockholders.

The Company remains committed to maintaining a robust internal control environment and will continue to evaluate and enhance its controls as necessary to support the integrity of its financial reporting.

We consequently urge you to vote FOR H. Fenwick Huss, Gregory J. McCray, Jacqueline H. Rice, and Nikos Theodosopoulos, as well as the other director candidates nominated for re-election, and we welcome direct engagement with our stockholders on any of these matters. If you have already voted and wish to change your vote, see “Can I revoke my proxy or change my vote?” under the General Information about the Annual Meeting section in our Proxy Statement.

We appreciate your continued support.

Sincerely,

Thomas R. Stanton

Chairman of the Board of Directors

ADTRAN Holdings, Inc.

Cautionary Note regarding Forward-Looking Statements

All statements in this additional solicitation material that are not historical are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future developments, results or periods. Examples of forward-looking statements include, among others, statements we make regarding our expectations regarding the actions needed to remediate the Company’s remaining material weaknesses and the timing of such remediation. Examples of these risks and uncertainties with respect to material weaknesses include, but are not limited to: risks related to our ability to develop and maintain effective internal control over financial reporting and to remediate our outstanding material weaknesses, as well as the risks and uncertainties under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and in our subsequent quarterly reports on Form 10-Q or other filings with the Securities and Exchange Commission. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The forward-looking statements contained in this additional solicitation material represent management’s views as of the date of this disclosure. The Company disclaims, however, any intent or obligation to update forward-looking statements, either as a result of future developments, new information or otherwise, except as may be required by law.